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                                     EXHIBIT 5.1


                           OPINION OF HENSON & EFRON, P.A.


                                    June 28, 1996


Photran Corporation
21875 Grenada Avenue
Lakeville, Minnesota  55044

    Re:  Registration Statement on Form S-8
         Our File No. P405/30241

Ladies and Gentlemen:

    We have served as counsel for Photran Corporation (the "Company") in connection with the registration on Form S-8 of shares of the common stock of the Company, no par value, to be issued under the Photran Corporation 1992 Stock Option Plan (the "Plan"). We have examined such documents and have reviewed such matters of law as we have deemed necessary for the purposes of rendering this opinion.

    Based upon the foregoing, we are of the opinion that:

    1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Minnesota.

    2. The shares of common stock of the Company issuable pursuant to the Plan will, when issued in accordance with the terms of the Plan, be legally and validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                            Very truly yours,


                                            HENSON & EFRON, P.A.


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